                                                                    EXHIBIT 10.1

                         AGREEMENT OF PURCHASE AND SALE


         AGREEMENT dated as of June 6, 1997, by and between THE MITRE CORPORATION, a Delaware corporation , with a place of business at 202 Burlington Road, Bedford, Massachusetts, (the "Seller"), and AWARE, INC., a Massachusetts corporation, with a principle place of business at One Oak Park, Bedford, Massachusetts 01730-1413, (the "Purchaser").

         In consideration of one dollar each to the other in hand paid, the receipt of which is hereby acknowledged, and other good and valuable consideration, the parties hereto agree as follows:

         1        Agreement to Sell and Purchase.

                  1.1 Real Property. The Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, subject to the terms and conditions of this Agreement, the land (the "Land") with the buildings, structures and improvements (the "Improvements") thereon located in Bedford, Middlesex County, Massachusetts, known as and numbered 40 Middlesex Turnpike, Bedford, Massachusetts, all as more particularly described in Exhibit A hereto, and all rights, privileges, easements and appurtenances benefitting the Land and the Improvements (the Land, the Improvements and all such rights and privileges, easements and appurtenances are sometimes collectively hereinafter referred to as the "Real Property"), together with all right, title and interest of the Seller in and to all strips and gores, if any, and in and to any land lying in the bed of any highway, street, road or avenue, open or proposed, in front of or abutting or adjoining the Real Property.

                  1.2 Personal Property. The Seller agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Seller, subject to the terms and conditions of this

Agreement, all fixtures, equipment, supplies and other personal property attached or appurtenant to, or located in or used in connection with, the Real Property, including, but not limited to, the items set forth in Exhibit B annexed hereto and made a part hereof, but excluding such access and security hardware and equipment and the like which are to be removed by the Seller prior to the Closing Date and to be installed by the Seller on the third floor as set forth more particularly in Exhibit B to the Lease, as hereinafter defined. All of the foregoing fixtures, equipment, supplies and other personal property are hereinafter referred to as the "Personal Property." The Real Property and the Personal Property are hereinafter collectively referred to as the "Premises".

         2        Purchase Price.

                  2.1 Purchase Price. The purchase price (the "Purchase Price") for the Premises is SIX MILLION SIX HUNDRED SIXTY-THREE THOUSAND SIX HUNDRED FIFTY-FIVE AND 00/100 ($6,663,655.00) DOLLARS which shall be payable as follows:

                  $  250,000.00 has been paid as a deposit (the "Deposit") this day;

                  $6,413,655.00     subject to adjustment as provided in Section
                                    12 hereof, shall be paid at the time of the delivery of the deed in cash, or by certified, cashier's, treasurer's or bank check or, at the Seller's option, by wire transfer of immediately available federal funds to a bank account designated by the Seller by written instructions delivered to the Purchaser at least three (3) business days prior to the Closing.

                  -------------
                  $6,663,655.00 TOTAL

                  2.2 Deposits. All deposits made hereunder shall be held in escrow by Nutter, McClennen & Fish, LLP, attorneys for the Seller, subject to the terms of this Agreement and shall be duly accounted for at the time for the performance of this Agreement. Nutter, McClennen & Fish, LLP, attorneys for Seller, shall hold all deposits in an interest bearing FDIC insured account. The duties of the Escrow Agent are determined solely by this Agreement and are purely ministerial in nature.

         If any dispute arises between the parties as to whether or not the Escrow Agent is obligated to deliver the deposits (or any interest on the deposits), the Escrow Agent is not obligated to make any delivery, but may hold the funds until receipt of a written authorization signed by all persons having an interest in the dispute, directing the disposition of the funds. In the absence of a written authorization, the Escrow Agent may hold the funds until the rights of the parties have been finally determined in an appropriate proceeding. Moreover, the Escrow Agent may bring an appropriate proceeding for leave to deposit the funds pending a determination of the rights of the parties. If threatened with litigation, the Escrow Agent may interplead all interested parties in an appropriate action and may deposit the funds with the clerk of the court; thereupon the Escrow Agent will have no further liability under this Agreement. The Escrow Agent may retain counsel or act as its own counsel in any action under this Agreement. The Seller and the Purchaser shall reimburse the Escrow Agent for all costs and expenses incurred by it in connection with any court proceeding under this Agreement, including reasonable attorney's fees and disbursements. The Escrow Agent may retain out of the funds it holds under this Agreement an amount sufficient to pay these costs and expenses.

         The Escrow Agent is not liable for any mistake of fact or error of judgment, or for any acts or omissions, unless caused by its willful misconduct. The parties to this Agreement each release the Escrow Agent from any act done or omitted to be done by the Escrow Agent in good faith in performance of its obligations under this Agreement. The Escrow Agent is entitled to rely on any documents or signature believed by it to be genuine and may assume that any person purporting to give any writing or instruction in connection with this Agreement is duly authorized to do so by the party on whose behalf such writing or instruction is given.

         The undersigned jointly and severally indemnify and protect the Escrow Agent from and hold it harmless against any loss, liability, or expense incurred without willful misconduct on the part of the Escrow Agent, arising out of its duties under this Agreement, as well as the costs and expenses of defending against any claim or liability arising under this Agreement.

         The Escrow Agent shall pay all interest on the Deposit to the Purchaser at the Closing, provided however, that interest shall be paid to the Seller upon delivery of the Deposit to the Seller on account of the Purchaser's breach. If the Purchaser is entitled to a refund of the Deposit under the terms of this Agreement, the Escrow Agent shall pay the interest to the Purchaser at the time of the refund. After delivering the funds in accordance with this Agreement, the Escrow Agent will have no further liability under this Agreement.

         Seller represents that Seller is a tax exempt entity under Section 501(c)(3) of the Internal Revenue Code. Purchaser represents that Purchaser's federal tax identification number is ___________. Purchaser agrees to execute and deliver to the Escrow Agent a W-9 form on or before the Closing certifying as to its federal tax identification number.

         3        The Closing. The consummation of the sale and purchase as
provided for in this Agreement and delivery of the Deed (herein referred to as the "Closing") shall take place at 10:00 a.m. on August 5, 1997 (the "Closing Date") at the offices of Foley, Hoag & Eliot, One Post Office Square, Boston, Massachusetts, unless otherwise agreed upon in writing; provided, however, at any time after June 20, 1997, the Purchaser may designate an earlier Closing Date by written notice to Seller sent not less than ten (10) days prior to the date specified in such written notice by the Purchaser as the earlier Closing Date. It is agreed that time is of the essence in this Agreement.

         4        Title.

                  4.1 Title to Real Property. At the Closing, the Seller will have, and will convey, deliver and transfer to the Purchaser, or to a nominee designated by the Purchaser at least seven (7) days before the Closing, by Quitclaim Deed, a good and clear record and marketable title to the Real Property, free and clear of all encumbrances, liens, mortgages, security interests, easements and other maters, except the matters set forth on Exhibit C annexed hereto and a made a part hereof (the "Permitted Encumbrances").

                  4.2 Title to Personal Property. At the Closing, the Seller shall have, and shall convey and transfer to the Purchaser, or to a nominee designated by the Purchaser at least seven (7) days before the Closing, good and clear record and marketable title to the Personal Property, free and clear of all encumbrances, liens, mortgages and security interests, but without warranty, express or implied, as to merchantability and fitness for any particular purpose.

                  4.3 Title Insurance Policy. The title to the Premises shall not be deemed to be in compliance with the provisions of Section 4.1 hereof unless the Purchaser shall be able to obtain at the Closing from a nationally recognized title insurance company (the "Title Company"), at normal premium rates, an ALTA Owner's Policy (Form B-1970), in the amount of the Purchase Price wherein the Title Company will insure that title to the Premises is vested in the Purchaser and which title insurance policy shall contain no exceptions to title except the Permitted Encumbrances together with such affirmative coverage as is described in Exhibit C.

         5        Condition of Premises. On the Closing Date, the Seller shall deliver to the Purchaser full possession of the Premises, free of all tenants and occupants except with respect to the Seller's right to remain as a tenant pursuant to the Lease attached hereto as Exhibit D (the "Lease"), the Premises to be then (i) (a) in the same condition as they now are, reasonable use and wear thereof, (b) renovations and/or improvements to be made by the Seller to the third floor for Seller's occupancy thereof as provided in Exhibit B to the Lease, and (c) damage by fire or other insured casualty not exceeding $50,000 in cost to repair (a "Minor Insured Casualty"), all of which are excepted; (ii) broom clean and free of all property not being purchased by the Purchaser hereunder except that the Seller need not remove the Seller's personal property located on the third floor of the Premises; (iii) [intentionally deleted]; and (iv) in compliance with the provisions of all Permitted Encumbrances. In the event of a Minor Insured Casualty between the date hereof and the Closing, at the Closing insurance proceeds in an amount sufficient to effect the repair shall be paid to the Purchaser or, at the Seller's option, a credit shall be made against the Purchase Price in the amount necessary to so effect the repairs. If the Premises shall be damaged by fire or casualty which is not a Minor Insured Casualty, the provisions of Section 14.1, 14.2 and 14.3 shall be applicable.

         6        Due Diligence Period. The Purchaser shall have the opportunity to inspect the Premises and make the following investigations within the Due Diligence Period which shall expire on July 21, 1997:

                  6.1 The physical condition of the Premises, including without limitation:

                           6.1.1 the structural integrity and physical condition
of the Improvements, the condition of the systems serving the Improvements, and the fitness thereof for the Purchaser's intended use;

                           6.1.2 compliance of the Premises with all applicable
laws including, without limitation, Environmental Laws;

                           6.1.3 the status of the Premises as determined by an
Environmental Audit to determine whether there are Hazardous Substances on the Premises;

                           6.1.4 soil, seismic, hydrological, geological and
topographical evaluation;

                           6.1.5 whether the Premises are in a special flood
hazard zone; and

                           6.1.6 public access and the availability of adequate
utilities including, but not limited to, gas service, and that all such utilities run from the public highway or a publicly dedicated street to the Premises, or if they run through private property their installation was pursuant to recorded easements which permit their installation, maintenance and repairs.

                  6.2 Applicable government ordinances, rules and regulations and evidence of compliance therewith, including without limitation zoning and building regulations;

                  6.3 All private restrictions applicable to the Premises, including without limitation, declaration of covenants, conditions and restrictions, reciprocal easements and operating agreements; and

                  6.4 Any and all other matters concerning the current and future use, feasibility or value, or governmental permissions or entitlements pertaining to the Premises, or any other matter or circumstance relevant to the Purchaser in its reasonable discretion concerning the Purchaser's acquisition of the Premises.

                  6.5 The Seller agrees to cooperate with the Purchaser during the Due Diligence Period and shall respond to the Purchaser's requests, in a timely manner without undue delay or expense, for access, documents and records, and other relevant information.

         7        Expiration of Due Diligence Period.

                  7.1      If the Purchaser fails to notify the Seller in

writing of any objections to the matters set forth in Sections 6.1 through 6.4 within the Due Diligence Period, the Purchaser will be deemed to have approved all matters referred to therein or otherwise deemed relevant to the Purchaser in respect to the Premises.

                  7.2 If   the Purchaser objects to any of the matters set forth
in Sections 6.1 through 6.4, the Purchaser may terminate this Agreement by written notice to the Seller, such notice to be delivered prior to the expiration of the Due Diligence Period, whereupon all Deposits made hereunder shall be refunded forthwith, all obligations of the parties hereto shall cease and this Agreement shall be void and without recourse to the parties thereto.

         8        The Purchaser's Right of Entry. The Purchaser and the

Purchaser's representatives, agents and designees will have the right, at reasonable times and upon reasonable notice to the Seller, (which notice must describe the scope of the planned testing and investigations) to enter upon the Premises, in connection with the Purchaser's proposed purchase of the Premises. However, the Purchaser agrees that:

                  8.1 All tests and investigations will be at the Purchaser's sole cost and expense;

                           8.2 The persons or entities performing such and
investigations will be properly licensed and qualified and will have obtained all appropriate permits and insurance therefor;

                           8.3 The Purchaser will advise the Seller in advance
of the dates of all tests and investigations and will schedule all tests and investigations during normal business hours whenever feasible.

                  8.4 The Seller will have the right to have a representative of the Seller accompany the Purchaser and the Purchaser's representatives, agents or designees while they are on the Premises;

                  8.5 Any entry by the Purchaser, its representative, agents or designees will not interfere with the Seller's or any tenant's use of the Premises; and

                  8.6 The Purchaser will restore those parts of the Premises which are disturbed or damaged by the Purchaser, substantially to their condition prior to the Purchaser's entry, at the Purchaser's sole cost and expense if this transaction does not close. Until restoration is complete, the Purchaser shall take all steps necessary to ensure that any conditions on the Premises created by the Purchaser's testing will not interfere with the normal operation of the Premises or create any dangerous, unhealthy, unsightly or noisy conditions on the Premises. The Purchaser's obligation to restore such parts of the Premises shall survive the termination of this Agreement.

         9        Environmental Definitions. For the purposes of this Agreement, the following terms have the following meanings:

                  9.1 "Environmental Law" means any law, statute, ordinance or regulation pertaining to health, hygiene or the environment including, without limitation CERCLA (Comprehensive Environmental Response, Compensation and Liability Act of 1980), RCRA (Resources Conservation and Recovery Act of
1976), and Massachusetts General Laws c.21E.

                  9.2 "Hazardous Substances" means any substance, material or waste which is, or becomes prior to the Closing, designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant" or which is, or prior to the Closing becomes, similarly designated, classified or regulated, under any Environmental Law, including asbestos, petroleum and petroleum products.

                  9.3 "Environmental Audit" means an environmental audit, review or testing of the Premises performed by the Purchaser or any third party or consultant engaged by the Purchaser to conduct such study.

         10       Representations, Warranties and Certain Covenants of the
Seller. The Seller, to induce the Purchaser to enter into this Agreement and to purchase the Premises, represents and warrants to the Purchaser as follows:

                  10.1 Insurance Notices. To the Seller's knowledge, no written notice has been given by any insurance company which has issued a policy with respect to the Premises or by any board of fire underwriters (or other body exercising similar functions) claiming any defects or deficiencies or requesting the performance of any repairs, alterations or other work.

                  10.2 Condemnation. To the Seller's knowledge, there is no pending condemnation or similar proceeding affecting the Premises, or any portion thereof. The Seller has not received any written notice, and has no knowledge, that any such proceeding is contemplated, except that the Seller is aware that the Tri-Town Commission has proposed a widening of Middlesex Turnpike. Such a widening might involve minor takings of property fronting on Middlesex Turnpike.

                  10.3 Licenses. To the Seller's knowledge, prior to the Closing Date, permanent certificates of occupancy, all licenses, permits, authorizations and approvals required by all governmental authorities having jurisdiction and the requisite certificates of the local board of fire underwriters (or other body exercising similar functions), will have been issued for the Premises and will have been paid for and, to the extent required under applicable law, will be in full force and effect.

                  10.4 Betterment Assessments. To the Seller's knowledge, no portion of the Premises is subject to, or is affected by, any betterment assessments, whether or not presently a lien thereon, and no such assessment has been proposed.

                  10.5 Power and Authority. The Seller has full power and authority, in accordance with law to enter into this Agreement and to consummate the sale provided for herein. Neither the entering into of this Agreement nor the consummation of said sale will constitute a violation or breach by the Seller of any contract or other instrument to which it is a party or to which it is subject or by which any of its assets or properties may be affected, or any judgment, order, writ, injunction or decree issued against or imposed upon it, or will result in a violation of any applicable law, order, rule or regulation of any governmental authority.

                  10.6 Hazardous Waste. To the Seller's knowledge, except as may be set forth in the Environmental Reports (as hereinafter defined), the Seller has not generated, stored, or disposed of Hazardous Substances on the Premises and the Premises have never been used for industrial or manufacturing purposes or for the generation, storage or disposal of Hazardous Substances by the Seller or any third party. "Environmental Reports" as used in this Section
10.6 shall mean the following: (a) "Preliminary Site Assessment for the MITRE Office Building, 40 Middlesex Turnpike, Bedford, Massachusetts", dated November 1989, prepared by Woodward-Clyde Consultants, as updated by "Update to Preliminary Site Assessment, MITRE Office Building, 40 Middlesex Turnpike, Bedford, Massachusetts", dated October 1991 and (b) "Asbestos Survey for Site Number 6, Building G, 40 Middlesex Turnpike, Bedford, Massachusetts", dated November 15, 1989, prepared by Hygienetics, Inc.

                  10.7 Personal Property. Personal Property included in the sale is owned by the Seller free and clear of any conditional bills of sale, chattel mortgages, security agreements, financing statements and other security interests of any kind.

                  10.8 Contracts. To the Seller's knowledge, no brokerage commission or compensation of any kind is due or will become due relating to any prior or existing lease of the Premises, or any extensions or renewals thereof, or this Agreement (except as otherwise specifically provided for herein) or otherwise. There are no contracts, oral or in writing, affecting the Premises, which will be binding upon the Purchaser or affect the Premises in any manner after the delivery of the deed hereunder.

                  10.9 No Violations. To the Seller's knowledge, as of the date hereof, the Seller has not received any written notification of any governmental authority of any violation of federal, state or municipal laws, ordinances, orders, regulations or requirements affecting any portion of the Premises.

                  10.10 Breach of Agreements. To the Seller's knowledge, the Seller does not know and has not received written notice of any default or breach by the Seller under any of the covenants, conditions, restrictions, rights of way or easements, if any, affecting the Premises or any portion thereof, and, to the best of the Seller's knowledge, no such default or breach now exists, and no event has occurred and is continuing which with notice or the passage of time, or both, would constitute a default thereunder.

                  10.11 Mechanics' Liens. No work has been performed or is in progress at, and no materials have been furnished to the Premises or any portion thereof which, though not presently the subject of, may give rise to mechancis', materialmen's or other liens against the Premises or any portion thereof.

                  10.12 Actions. There is no action, suit or proceeding pending or, to the Seller's knowledge, threatened against or affecting the Premises or any portion thereof or relating to or arising out of the ownership of the Premises or any portion thereof in any court or before or by any governmental authority. To the Seller's knowledge, there is no proceeding pending for the reduction of the assessed valuation of the Premises or any portion thereof.

                  10.13 Outstanding Agreements. There are no outstanding options or purchase and sale agreements with respect to the sale of the Premises or any part thereof, to any person, corporation, firm, governmental authority or other entity.

                  10.14 Non-Foreign Status. The Seller is not a foreign person, as defined in Section 1445 of the Internal Revenue Code, and the Purchaser is not required to deduct and withhold any portion of the Purchase Price pursuant to said Section 1445.

                  10.15 The Seller's Documents. To the Seller's knowledge, the Seller has, prior to the date hereof, delivered to the Purchaser copies of all reports, studies, investigations and other documents which the Seller has in its possession with respect to the compliance or non-compliance of the Premises with all Environmental Laws and the condition of the Premises with respect to Hazardous Substances.

                  10.16 Physical Condition of the Premises. [Intentionally deleted.]

                  10.17 Warranties at Closing. The obligations of the Purchaser hereunder shall be subject to the fulfillment prior to or at the Closing, of each of the following conditions (any or all of which may be waived, in writing, by the Purchaser in its sole discretion):

                           10.17.1 The representations and warranties made by
the Seller in this Agreement shall be true and correct in all material respects on and as of the date of the Closing, and shall be and be deemed to be made on and as of such date. The truth and correctness of each of such representations and warranties shall be of the essence of this Agreement.

                           10.17.2 The Seller shall have performed all
covenants, undertakings and obligations and complied with all conditions required by this Agreement to be performed or complied with by the Seller.

                  10.18    [Intentionally deleted.]

                  10.19 Knowledge of the Seller. References to the "knowledge" of Seller shall refer only to the actual knowledge of George W. Auclair, Jr., Director of MITRE Facilities and Bedford Administrative Operations for The MITRE Corporation, and shall not be construed, by imputation or otherwise, to refer to the knowledge of any other officer, agent, manager, representative or employee of the Seller or to impose upon said George W. Auclair, Jr. any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. Further, the Purchaser understands that George
W. Auclair, Jr. has made no investigation with respect to any such matter in order to make any representation or statement contained herein.

         11       Provisions with Respect to the Closing.

                  11.1 Closing Deliveries. At the Closing, the Seller shall deliver to the Purchaser the following:

                           11.1.1 Quitclaim Deed (the "Deed") running to the
Purchaser, or a nominee designated by the Purchaser, conveying a good and clear record and marketable title, free from encumbrances except for the Permitted Encumbrances, in proper form for recording. In addition to the foregoing, if the title to the Real Estate is registered, said deed shall be in a form sufficient to entitle the Purchaser to a Certificate of Title of said Real Estate, and the Seller shall deliver with said deed all instruments, if any, necessary to enable the Purchaser to obtain such Certificate of Title.

                           11.1.2 A bill of sale or bills of sale for the
Personal Property running to the Purchaser, or a nominee designated by the Purchaser, conveying a good and clear, record and marketable title, free from encumbrances, liens, mortgages and security interests but without warranty, express or implied, as to merchantability and fitness for any purpose.

                           11.1.3 An assignment or assignments, duly executed by
the Seller, assigning to the Purchaser all existing, assignable guaranties and warranties issued in connection with the construction, improvement, alteration and repair of the Premises, together with the original of each such guaranty or warranty, if in the Seller's possession.

                           11.1.4 The original of each certificate, license,
permit, authorization and approval, if any, required by law, in the Seller's possession, with respect to the Premises and issued by all governmental authorities having jurisdiction, together with an assignment thereof, duly executed by the Seller, if the same is assignable.

                           11.1.5 A complete set of "as-built" plans and
specifications for all buildings and other improvements at the Premises (including architectural, structural, mechanical and electrical) and all surveys prepared in connection therewith, to the extent the same exists and are in the possession of the Seller.

                           11.1.6 The original of each bill, if not yet due and
payable prior to the Closing, for current real estate, ad valorem and personal property taxes, sewer charges and assessments, water charges and other utilities, or if payable prior to the Closing but after the date of any Municipal Lien Certificate obtained by the Purchaser, a copy of such bill, together with proof of payment.

                           11.1.7 Such affidavits or letters of indemnity as the
Purchaser's Title Insurance Company shall reasonably require in order to omit from its title insurance policy all exceptions for mechanic's, materialmen's or similar liens and for parties in possession.

                           11.1.8 A certificate by the Seller to the effect that
all of the representations and warranties set forth in Section 10 remain true and correct as of the Closing Date.

                           11.1.9 The keys to the Premises, except keys or
access passes to the Leased Premises (as defined in the Lease) to be occupied by the Seller.

                           11.1.10 An affidavit stating that the Seller is not a
"foreign person", and therefore, not subject to the withholding of any portion of the Purchase Price pursuant to Section 1445 of the Internal Revenue Code.

                           11.1.11 Clerk's Certificate which recites that the
execution and delivery of the Deed hereunder by officers of the Seller has been voted and is duly authorized by the Seller's Board of Directors and which further identifies such officers by name and certifies that they were duly elected and at the time they executed the deed they were acting in their official capacity.

                           11.1.12 [Intentionally deleted.]

                           11.1.13 A lease of the Premises, which the Purchaser
agrees to execute, such lease to be in the form attached hereto as Exhibit D.

                  11.2     [Intentionally Deleted.]

         12       Adjustment, Special Assessments, Etc. The following shall be adjusted between the Seller and the Purchaser and shall be prorated on a per diem basis as of 11:59 p.m. of the day preceding the Closing Date:

                  12.1 Real Estate, ad valorem and personal property taxes, water and sewer charges and charges and other state, county and municipal taxes, charges and assessments affecting the Premises or any portion thereof, on the basis of the fiscal year for which the same are levied, imposed or assessed. If the rate of any such taxes, rents, charges or assessments shall not be fixed prior to the Closing Date, the adjustment thereof at the Closing shall be upon the basis of the rate for the preceding fiscal year applied to the latest assessed valuation (or other basis of valuation) and the same shall be further adjusted when the rate for the current fiscal year is fixed.

                  12.2 If, on the Closing Date, the Premises or any part thereof shall be, or shall have been affected by or shall be subject to, any betterment assessment, then, whether or not any such assessment is then a lien on the Premises or any portion thereof, or is payable prior to, on or after the Closing Date, all unpaid installments of any such assessment (including those which are to become due and payable after the Closing), shall be deemed to be due and payable prior to the Closing and shall not be apportioned between the Seller and the Purchaser but shall be paid and discharged by the Seller at the Closing.

         13       Insurance. Until the Closing the Seller shall keep the
Premises insured against fire and other hazards covered by extended coverage endorsement as currently insured. The risk of loss in and to the Premises shall remain vested in the Seller until the Purchaser accepts and records the Deed.

         14       Failure to Perform.

                  14.1 Extension to Perfect Title. If the Seller shall be unable to give title or to make conveyance, or to deliver possession of the Premises, all as herein stipulated, or if at the time of the Closing the Premises do not conform with the provisions hereof, then the Seller shall use reasonable efforts, not to exceed the expenditure of more than $25,000 by the Seller, to remove any defects in title, or to deliver possession as provided herein, or to make the Premises conform to the provisions hereof, as the case may be, in which event, the Seller shall give written notice thereof to the Purchaser at or before the time of the Closing, and thereupon the time of the Closing shall be extended for a period of not more than thirty (30) days, as specified by the Seller in such notice.

                  14.2 Failure to Perfect Title. If at the expiration of the extended time of the Closing, the Seller shall be unable to remove any defects in title, deliver possession, or make the Premises conform, as the case may be, all as herein agreed, then the Deposit and all accrued interest thereon shall be forthwith refunded to the Purchaser and all other obligations of all parties hereto shall cease and this Agreement shall be void and without recourse to the parties hereto.

                  14.3 Purchaser's Election to Accept Title. The Purchaser shall have the election, at either the original or any extended time for performance, to accept such title as the Seller can deliver to the Premises in its then condition and to pay therefor the Purchase Price, without deduction, in which case the Seller shall convey such title.

                  14.4 Acceptance of Deed. The acceptance by the Purchaser of the Deed to the Premises shall be deemed to be a full performance and discharge of every agreement and obligation of the Seller herein contained or expressed, except such, if any, as are, by the express terms hereof, to be performed after the delivery of said Deed.

                  14.5 Use of Purchase Money to Clear Title. To enable the Seller to make the conveyance as herein provided, the Purchaser agrees that the Seller shall have the right to use all or a portion of the Purchase Price to remove or discharge any or all mortgages, liens, interests or other encumbrances affecting the title of the Premises or any portion thereof provided that all such instruments so procured are delivered at the Closing or, with respect to mortgages to institutional lenders, arrangements are made to obtain and record such mortgages within a reasonable period of time following the Closing in accordance with customary conveyancing practice.

         15       Seller's Remedies. The parties acknowledge that in the event the Purchaser fails to fulfill its obligations hereunder it is impossible to compute exactly the damages which would accrue to the Seller in such event. The parties have taken these facts into account in setting the amount of the Deposit hereunder and hereby agree that (i) the Deposit is the best estimate of such damages which would accrue to the Seller; (ii) the Deposit represents damages and not any penalty against the Purchaser; and (iii) if this Agreement shall be terminated by the Seller by reason of the Purchaser's failure to fulfill the Purchaser's obligations hereunder, the Deposits shall be paid to the Seller as its full and liquidated damages in lieu of all other rights and remedies which the Seller may have against the Purchaser at law or in equity.

         16       Further Assurances.

                  In addition to the obligations required to be performed hereunder by the Seller at the Closing, the Seller agrees from time to time to perform such other acts, and to execute, acknowledge and/or deliver subsequent to the Closing such other instruments, documents and other materials, as the Purchaser may reasonably request in order to effectuate the consummation of the transactions contemplated herein and to vest title to the Premises in the Purchaser.

         17       Taxes and Other Expenses.

                  At the Closing, the Seller shall pay all federal, state and local transfer and sales taxes imposed upon or relating to the deed or the bills of sale or the transactions provided for herein.

         18       [Intentionally deleted.]

         19       Notices. Unless otherwise specifically provdied herein, all noices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given shall be in writing, sent by United States mail, by nationally recognized courier service or by hand, or by facsimile communication followed by such courier service delivery, and any such notice shall become effective two (2) business days after being deposited in the mail, certified or registered with appropriate postage prepaid or one (1) business day after deliver to a nationally recognized courier service specifying overnight delivery or, if delivered by facsimile communication or by hand, when received, and shall be directed to the address set forth below. From time to time any party may designate a new address for purposes of notice hereunder by notice to the other party:

To Purchaser:              Richard Moberg
                           Chief Financial Officer
                           Aware, Inc.
                           One Oak Park Drive
                           Bedford, MA 01730
                           Phone No.: (617) 276-4000
                           Fax No.:   (617) 276-4001

With a copy to:            Jacob N. Polatin, Esquire
                           Foley, Hoag & Eliot LLP
                           One Post Office Square
                           Boston, MA 02109
                           Phone No.: (617) 832-1000
                           Fax No.:   (617) 832-7000

To Seller:                 Linda G. Begen, Esquire
                           Corporate Legal Counsel
                           Mail Stop A209
                           202 Burlington Road
                           Bedford, MA 01730
                           Phone No.: (617) 271-2000
                           Fax No.:   (617) 271-2175

With a copy to:            Robert A. Fishman, Esquire
                           Nutter, McClennen & Fish, LLP
                           One International Place
                           Boston, MA 02110
                           Phone No.: (617) 439-2000
                           Fax No.:   (617) 973-9748

         20       Brokers. The Seller represents to the Purchaser that it was not represented by a broker other than Spaulding & Slye, Inc. with respect to this transaction. The Purchaser represents to the Seller that it was not represented by a broker other than James F. McCaffrey, Meredith & Grew, Incorporated, and Avalon Partners, Inc. Upon the recording of the Deed and the payment of the Purchase Price, the Seller shall pay commissions to the aforesaid brokers as follows: Spaulding & Sly, Inc., $141,500; Meredith & Grew, Incorporated, $111,500; and Avalon Partners, Inc., $30,000.00. The party breaching such representation hereby agrees to indemnify, protect, defend (with counsel chosen by the nonbreaching party) and hold the non-breaching party free and harmless from and against any and all commissions or other claims such broker may assert in connection with the parties entering into, or consummating the transactions contemplated by, this Agreement. The provisions of this Section shall survive the Closing or the earlier termination of this Agreement.

         21       Legal Fees. [Intentionally deleted.]

         22       Assignment. The Purchaser may not assign, transfer or convey its rights or obligations under this Agreement without the prior written consent of the Seller, and then only if the Purchaser's assignee assumes in writing all of the Purchaser's obligations hereunder; provided, however, the Purchaser shall in no event be released from its obligations hereunder by reason or such assignment. The Purchaser, without being relieved of liability hereunder and without obtaining the Seller's consent, shall have the right to nominate another person or entity in whom title to the Premises shall vest.

         23       Miscellaneous.

                  23.1 Entire Agreement; Modifications. This Agreement embodies and constitutes the entire understanding between the parties with respect to the transactions contemplated herein, and all prior or contemporaneous agreement, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

                  23.2 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the Commonwealth of Massachusetts.

                  23.3 Captions. The captions in this Agreement are inserted for convenience or reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

                  23.4 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                  23.5 No Partnership. This Agreement shall not be construed to create or be a partnership or joint venture between the parties and the Seller shall not be construed to be the agent of the Purchaser.

                  23.6 Number and Gender. As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

                  23.7 Computation of Time Periods. Wherever herein the words, "date of this Agreement", "the date hereof," "the date of execution hereof" or similar phrases are used, such phrases shall mean that date upon which two (2) fully executed copies of this Agreement with all exhibits attached thereto are delivered to the Purchaser. If the date upon which the Due Diligence Period expires, the Closing Date or any other date or time period provided for in this Agreement is or ends on a Saturday, Sunday or federal, state or legal holiday, then such date shall automatically be extended until 5 p.m. Eastern Daylight Time of the next day which is not a Saturday, Sunday or federal, state or legal holiday.

                  23.8 Counterparts. This Agreement may be executed in multiple counterparts (and by multiple counterpart signature pages), each of which shall be deemed an original, but all of which, together, shall constitute but one and the same instrument.

                  23.9 No Obligations to Third Parties. Except as otherwise expressly provided herein, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties hereto, to any person or entity other than the parties hereto.

                  23.10 Exhibits and Schedules. The Exhibits attached hereto are hereby incorporated herein by this reference for all purposes.

                  23.11 Waiver. The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision thereof.

                  23.12 Fees and Other Expenses. Except as otherwise provided herein, each of the parties hereto shall pay its own fees and expenses in connection with this Agreement.

                  23.13 Construction. The parties hereto hereby acknowledge and agree that (i) each party hereto is of equal bargaining strength, (ii) each such party has actively participated in the drafting, preparation and negotiation of this Agreement, (iii) each such party has consulted with such party's own, independent counsel, and such other professional advisors as such party has deemed appropriate, relative to any and all matters contemplated under this Agreement, (iv) each such party and such party's counsel and advisors have reviewed this Agreement, (v) each such party has agreed to enter into this Agreement following such review and the rendering of such advice, and (vi) any rule of construction to the effect that ambiguities are to be resolved against the drafting parties shall not apply in the interpretation of this Agreement, or any portions hereof, or any amendments hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal on the date first above written.

                                     SELLER:

                                     THE MITRE CORPORATION


                                     By: /s/ Victor DeMarines
                                         ---------------------------------------
                                         Victor A. DeMarines
                                         President and Chief Executive Officer

                                     PURCHASER:

                                     AWARE, INC.


                                     By: /s/ James C. Bender
                                         ---------------------------------------